Exhibit 10.9

FORM OF INDEMNITY AGREEMENT

This AGREEMENT is made and entered into this _____ day of _______, 20__, by and between PNM Resources, Inc., a New Mexico corporation (the “Company” or “PNMR”), and __________________________ (the “Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers, the most capable persons available;
WHEREAS, Indemnitee is a director or officer of the Company or one of its affiliates;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;
WHEREAS, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage but the need for substantial protection against personal liability in order to attract highly qualified directors and officers should not be solely dependent upon insurance coverage and the uncertainties of the insurance markets;
WHEREAS, the Articles and the Bylaws of the Company require the Company to indemnify its directors and officers to the full extent of the authority of the Company to so indemnify as authorized by the law of New Mexico, and the Indemnitee has agreed to serve as a director or officer of the Company or one of its affiliates in part in reliance on indemnification;
WHEREAS, to provide Indemnitee with specific contractual assurance that the protection promised by the Articles and the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to the Articles or Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;
NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service to the Company or one of its affiliates, the parties agree as follows:
1.    DEFINITIONS
(a)    “Change in Control” shall be deemed to have occurred if: (i) any “person” (as the term is used in §§ 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) the composition of the Board has substantially changed during any two year period, so that individuals who were members of the Board at the beginning of the period plus any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the Voting Securities of the Company that were outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or the surviving entity outstanding immediately after the merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets in one (1) transaction or a series of transactions.
(b)    “Claim” means any threatened, pending or completed action, suit, arbitration, alternative dispute resolution process or other proceeding, including any inquiry, hearing or investigation, whether instituted by the Company or any other person including a governmental body, that Indemnitee in good faith believes might lead to the institution of any such proceeding, whether civil, criminal, administrative, investigative or other.
(c)    “Expenses” includes any cost, liability and economic loss, including attorneys’ fees, judgments, fines, penalties, and amounts paid or payable in settlement (including any interest, assessments, and other charges imposed thereon) and all other costs, expenses and obligations (including any taxes imposed as a result of the actual or constructive receipt of any payments under this Agreement) paid or incurred in preparing for or in connection with investigating, defending, being a witness in or participating in (including on appeal), any Claim relating to an Indemnifiable Event.
(d)    “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or one of its affiliates, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or is or was a director or officer of Public Service Company of New Mexico (“PNM”) or one of its affiliates prior to the filing of Articles of Exchange exchanging the common stock of PNM for the common stock of PNMR, or by reason of anything done or not done by Indemnitee in any such capacity.
(e)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and within the past five (5) years has not been retained to represent: (i) the Company or Indemnitee in any matter material to either party, or (ii) any other party to the Claim. The term does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement..
(f)    “Reviewing Party” means the person appointed in accordance with Section 3.
(g)    “Voting Securities” means any securities of the Company which vote generally in the election of directors.
2.    AGREEMENT TO INDEMNIFY

(a)	General Agreement
In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part from) an Indemnifiable Event, the Company shall indemnify Indemnitee against any and all Expenses of the Claim to the fullest extent permitted by law, including any amendments after the date of execution of this Agreement if those amendments provide for greater indemnification rights than were permitted prior to the amendment.

(b)	Initiation of Proceeding
Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any of its affiliates or any director or officer of the Company or any of its affiliates unless: (i) the Company has joined in or the Board has consented to the initiation of the Claim; (ii) the Claim is one to enforce indemnification rights under Section 5; or (iii) the Claim is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the Change in Control), and Independent Counsel has approved its initiation.

(c)	Expense Advances
The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Claim within ten (10) business days after the receipt by the Company of a statement from Indemnitee requesting the advance and reasonably evidencing the Expenses incurred. If the Reviewing Party determines that applicable law does not permit the indemnification, Indemnitee shall reimburse the Company for all amounts paid in connection with the Claim in question. A determination by the Reviewing Party that indemnification is not permitted under applicable law shall not be binding in any proceeding to determine if Indemnitee should be indemnified under applicable law, as provided in Section 4, and Indemnitee shall not be required to reimburse the Company for any expense advance until a final determination has been made (including exhaustion of all rights to appeal). Indemnitee's obligation to reimburse the Company for expense advances shall be without interest and unsecured.

(d)    Mandatory Indemnification
Indemnitee shall be indemnified against all Expenses incurred in connection with any Claim relating in whole or in part to an Indemnifiable Event, to the extent that Indemnitee has been successful on the merits in defense of the Claim or any issue involved in the Claim.
(e)    Partial Indemnification
The Company shall indemnify Indemnitee for the portion of the Expenses to which Indemnitee is entitled even if Indemnitee is not entitled to indemnification by the Company for the total amount.
(f)    Prohibited Indemnification
No indemnification shall be paid by the Company on account of any Claim in which judgment is rendered against Indemnitee for an account of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of § 16(b) of the 1934 Act, or similar provisions of any federal, state, or local laws, or if Indemnitee is found to have committed gross negligence or reckless disregard of his or her fiduciary obligations under New Mexico law.

3.    REVIEWING PARTY
The Board shall appoint any appropriate person or group (including a member or members of the Board) who is not a party to the Claim to be the Reviewing Party, unless there has been a Change in Control requiring Independent Counsel as described in this Section. With respect to all matters concerning the rights of Indemnitee to indemnity payments and Expense Advances that arise after a Change in Control (other than a Change in Control approved by a majority of directors on the Board who were directors immediately prior to the Change in Control), the Reviewing Party shall be Independent Counsel selected by Indemnitee and approved and paid for by the Company (which approval shall not be unreasonably withheld). The Independent Counsel, among other things, shall provide a written opinion to the Company and Indemnitee regarding the extent to which the Indemnitee should be indemnified under applicable law.
4.    INDEMNIFICATION PROCESS AND APPEAL
(a)    Indemnification Payment
As soon as practicable after Indemnitee has made written demand on the Company for indemnification, the Company shall indemnify the Indemnitee for Expenses, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.
(b)        Burden of Proof and Presumptions
In connection with any determination of Indemnitee’s entitlement to indemnification, the burden of proof shall be on the Company to prove that Indemnitee is not entitled. For purposes of this Agreement, the termination of any claim, action, suit or other proceeding, by judgment, order, settlement (with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In any suit brought pursuant to Section 4(c), the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, or an actual determination by the Reviewing Party that Indemnitee has not met the appropriate standard of conduct or did not have the requisite belief, shall not be a defense to Indemnitee’s claim nor create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
(c)    Suit to Enforce Rights
Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce his or her indemnification rights under this Agreement by commencing litigation in the Bernalillo County district court for the State of New Mexico, seeking an initial determination by the court or challenging any determination by the Reviewing Party. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this section shall be in addition to any other remedies available to Indemnitee in law or equity.
5.    INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS
The Company shall indemnify Indemnitee against all expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for: (i) indemnification of Expenses by the Company; and (ii) recovery under any directors and officers liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined to be entitled to the indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).
6.    NOTIFICATION AND DEFENSE OF PROCEEDING
(a)    Notice
Promptly after receipt by Indemnitee of notice of the initiation of a Claim, Indemnitee shall notify the Company about the Claim and Indemnitee’s request for indemnification. Failure to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 6(c).
(b)    Defense
The Company shall be entitled to participate in the Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense against the Claim with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense against any Claim, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee under this Agreement, except as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in the Claim, but all Expenses incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in defending against the Claim and the Independent Counsel, if any, concurs; (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the

Change in Control), the employment of counsel by Indemnitee has been approved by the Independent counsel; or (iv) the Company has not employed counsel to assume the defense against the Claim. The Company shall not be entitled to assume the defense against any Claim brought by or on behalf of the Company or as to which Indemnitee has reasonably determined that there may be a conflict of interest.
(c)    Settlement of Claims
The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company's written consent. If a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to the Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the action. The Company's liability shall not be excused if participation by the Company in the Claim was barred by this Agreement.
7.    LIABILITY INSURANCE
To the extent the Company carries directors and officers liability insurance, Indemnitee shall be covered by the insurance to the maximum extent of the coverage available for any Company director or officer.

8.    PERIOD OF LIMITATIONS
No legal action shall be brought by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of the cause of action. Any claims or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within two (2) years. If a shorter period of limitations is otherwise applicable to the cause of action, the shorter period will govern.
9.    RETROACTIVITY
This Agreement shall be deemed to have been in effect during all periods that Indemnitee was an officer or director of the Company or one of its affiliates, or of PNM or one of its affiliates prior to the filing of Articles of Exchange exchanging the common stock of PNM for the common stock of PNMR, regardless of the date of this Agreement.
10.    AMENDMENTS; WAIVERS
No amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions (whether or not similar), nor shall the waiver constitute a continuing waiver. A failure to exercise, or a delay in exercising, any right or remedy shall not constitute a waiver, except as specifically provided in this Agreement.

11.    SUBROGATION
The Company shall be subrogated to all of the rights of recovery of Indemnitee to the extent of indemnification payments made by the Company. Indemnitee shall do everything that may be reasonably necessary to secure its subrogation rights.
12.    NO DUPLICATION OF PAYMENTS
The Company shall not be liable to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise received payment of the amounts otherwise indemnifiable.
13.    BINDING EFFECT
This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or a substantial part of the business or assets of the Company, to agree in a writing satisfactory to Indemnitee, to assume and to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may no longer be serving in that capacity at the time of the Claim.

14.    SEVERABILITY
If any part of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the part held invalid, void, or unenforceable.
15.    GOVERNING LAW
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico applicable to contracts made and to be performed in New Mexico without giving effect to the principles of conflicts of laws.
16.    NOTICES
All notices, demands, and other communications required or permitted by this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, or mailed, postage prepaid, return receipt requested, and addressed as follows:

COMPANY:
PNM RESOURCES, INC.
ATTENTION: Chairman, President and CEO
Corporate Headquarters, MS 1225
Albuquerque, NM 87102

With a copy to:
PNM RESOURCES, INC.
ATTENTION: General Counsel
Corporate Headquarters, MS 1245
Albuquerque, NM 87102

INDEMNITEE:

________________________
PNM Resources, Inc.
Corporate Headquarters, MS 1275
Albuquerque, NM 87102

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the earlier of the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

PNM RESOURCES, INC.

By:______________________
Name: Patricia K. Collawn
Title: Chairman, President and Chief Executive Officer

INDEMNITEE

By: ______________________

Name:

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